UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________________________

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

ACRO, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Tile of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act of Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

 ACRO, INC.
1400 VETERANS MEMORIAL HIGHWAY, SUITE 134-271
MABLETON, GA 30126
(404)537-2900

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Acro, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Acro, Inc. (the "Company"), a Nevada corporation. The Board of Directors of the Company (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board:

1.	To approve the adoption of a name change for the Company from ACRO, Inc. to TransAmerican Capital Inc. (the "Name Change")

2.
To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) share for every one-hundred-fifty (150) existing shares of common stock outstanding. Any fractional shares will be rounded up.  Any shareholder with less than one hundred full shares after the reverse will be rounded up to one humdred (100) shares. (the “Reverse Split”).

3.
To approve the adoption of an increase in the authorized capital stock of the Company from 700,000,000 shares with a par value of $0.001 all of which are designated as "Common Stock" to 750,000,000  shares with a par value of $0.001 of which 700,000,000 shares are designated as "Common Shares" and 50,000,000 shares are designated as "Preferred Shares". (the "Capital Stock Change").

The Name Change, the Reverse Split and the Capital Stock Change has been approved by the Board of Directors and the stockholders of action by written consent (the “Written Consent”) as of May 28, 2014 (the “Record Date”) by the majority stockholder holding 66.84% of the voting rights of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) consisting of 19,529,369 shares of Common Stock.  The Name Change, the Reverse Split and the Capital Stock Change will become effective no sooner than twenty (20) days after we mail this notice and the accompanying Information Statement to our stockholders,

The written consent that we received constitutes the only stockholder approval required for the actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the actions and we have not and will not be soliciting your approval of the Name Change, the Reverse Split or the Capital Stock Change.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about August 1, 2014. This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Name Change, the Reverse Split, and the Capital Stock Change as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission (the “SEC”). We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

By Order of the Board of Directors,

/s/ Joshua Griggs.
Joshua Griggs.
Chief Executive Officer
August 25, 2014

ACRO, INC.
1400 VETERANS MEMORIAL HIGHWAY, SUITE 134-271
MABLETON, GA 30126
(404) 537-2900
____________________________________________

INFORMATION STATEMENT

August 25, 2014

Action by Written Consent of Majority Stockholders
____________________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Exchange Act, to the holders (the “Stockholders”) of the Common Stock, of Acro, Inc., a Nevada corporation (the “Company” or “Acro”), to notify such Stockholders of the following:

1.	On May 28, 2014, the Board of Directors of the Company approved the the adoption of a name change for the Company from ACRO, Inc. to TransAmerican Capital Inc. (the "Name Change") subject to Stockholder approval, in accordance with the Nevada Revised Statutes (“the NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

2.
On May 28, 2014, the Board of Directors of the Company approved the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) share for every one-hundred-fifty (150) existing shares of common stock outstanding. Any fractional shares will be rounded up.  Any shareholder with less than one hundred full shares after the reverse will be rounded up to one humdred (100) shares (the “Reverse Split”), subject to Stockholder approval, in accordance with the Nevada Revised Statutes (“the NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

3.
On May 28, 2014, the Board of Directors of the Company approved the adoption of an increase in the authorized capital stock of the Company from 700,000,000 shares with a par value of $0.001 all of which are designated as "Common Stock" to 750,000,000 shares with a par value of $0.001 of which 700,000,000 shares are designated as "Common Shares" and 50,000,000 shares are designated as "Preferred Shares". (the "Capital Stock Change"), subject to Stockholder approval, in accordance with the Nevada Revised Statutes (“the NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

2.
On May 28, 2014, the Company received written consents in lieu of a meeting of Stockholders from holders of 66.84% of the voting rights of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) 19,529,369 shares of Common Stock authorizing the adoption of the Name Change, the Reverse Split and the Capital Stock Change.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

1

RECOMMENDATION OF THE BOARD OF DIRECTORS

This Information Statement is being furnished to the shareholders of Acro, Inc., a Nevada corporation, in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders to authorize the Board of Directors to undertake a name change from ACRO, Inc. to TransAmerican Capital, Inc. to Reverse Split of all outstanding shares of Common Stock by a factor of one-for-one-hundred-fifty (1-for-150), and   increase in the authorized capital stock of the Company from 700,000,000 shares with a par value of $0.001 all of which are designated as "Common Stock" to 750,000,000 shares with a par value of $0.001 of which 700,000,000 shares are designated as "Common Shares" and 50,000,000 shares are designated as "Preferred Shares".

The Board of Directors believes that consummation of the Name Change, the Reverse Split and the Capital Stock Change is in the best interests of the Company and its shareholders. Accordingly, on May 28, 2014, the Board of Directors unanimously approved the Name Change, the Reverse Split and the Capital Stock Change and directed that they be submitted for shareholder approval.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) is required to approve the Name Change, the Reverse Split and the Capital Stock Change. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share. As of May 28, 2014, there were outstanding 29,216,990 shares of Common Stock. As permitted by the Nevada Revised Statutes, on May 28, 2014, the Company received a written consent in lieu of a meeting of shareholders from holders of an aggregate of 19,529,369 shares of Common Stock representing approximately 66.84% of the total Common Stock voting rights approving the Name Change, the Reverse Split and the Capital Stock Change.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE NAME CHANGE, THE REVERSE SPLIT OR THE CAPITAL STOCK CHANGE.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE NAME CHANGE, THE REVERSE SPLIT OR THE CAPITAL STOCK CHANGE.

The Name Changem the Reverse Split and the Capital Stock Change will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Name Change, the Reverse Split and Capital Stock Change before it is consummated. This Information Statement is first being mailed on or about August 25, 2014 to holders of record of Common Stock as of the close of business on August 1, 2014.

SUMMARY INFORMATION IN QUESTION AND ANSWER FORMAT

The following information in question and answer format summarizes many of the material terms of the Company’s proposed Reverse Split. For a complete description of the terms and conditions of the Reverse Split, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Name Change, The Reverse Split and The Capital Stock Change?

Approval of the Reverse Split requires the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by holders of record of the 29,216,990 issued and outstanding shares of common stock as of May 28, 2014.

Who Voted in Favor Of The Shareholder Action?

Shareholders owning an aggregate of 19,529,369 shares of our Common Stock, voted in favor of the Name Change, the Reverse Split and the Capital Stock Change. Those shares represent approximately 66.84% of the voting power of Common Stock outstanding. Such shareholders shall be referred to as the “Majority Shareholders”.

Will the Shareholders That Voted In Favor of the Reverse Split Have Any Special Interest In The Shareholder Action?

No. Joshua Griggs, Chief Executive Officer of the Company, as the managing member of IMIR Management LLC is the holder of 6,509,790 shares of common stock and his shares are being reversed split like all other shareholders.

2

Why Isn’t the Company Holding A Shareholders Meeting To Vote On the Proposed Name Change, the Reverse Split and Capital Stock Chqnge?

In order to lawfully close on the proposed Name Change, the Reverse Split and Capital Stock Change, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Name Change, the Reverse Split and Capital Stock Change. The shareholders voting in favor of the proposed Name Change, the Reverse Split and Capital Stock Change represent approximately 66.84% of the voting power of Common Stock. Therefore, management concluded that because approving a transaction by the written consent of shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholder’s meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Name Change, the Reverse Split and Capital Stock Change, management and the Board of Directors decided not to conduct a meeting of shareholders. Instead, the Majority Shareholders, representing a majority of the voting power of Common Stock signed written consents approving the Name Change, the Reverse Split and Capital Stock Change and the transactions contemplated thereby.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

Company shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

There will be no federal or state income tax consequences to our Shareholders as a result of the Reverse Split.

What Will The Outstanding Stock Structure Be Following the Approval of the Reverse Split?

Once the reverse split and the increase in the authorized shares is completed, the Company will have the following common stock and preferred stock structure:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	700,000,000	29,216,990	670,783,010	700,000,000	195,517	699,804,483

Preferred Stock	n/a	n/a	n/a	50,000,000	0	0

3

PRIOR SHAREHOLDER APPROVAL

Our ability to undertake the Name Change, the Reverse Split and Capital Stock Change without a meeting of our Shareholders is authorized by Section 78.320 of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws. The Nevada Revised Statutes generally provides that a Nevada corporation may substitute for action on a matter by its shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least a majority of the voting power of the Company’s outstanding capital stock present and voted.   In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Name Change, the Reverse Split and Capital Stock Change. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further shareholder action on the Name Change, the Reverse Split and Capital Stock Change. Holders of record of the Company’s Common Stock are entitled to notice of the action taken by written consent approving the Name Change, the Reverse Split and Capital Stock Change.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock as of the Record Date, was required to approve the Name Change, the Reverse Split and Capital Stock Change.  Each holder of Common Stock was entitled to one vote on the matter, for each share of Common Stock held by such shareholder.

As of May 27, 2014, there were 29,216,990 shares of Common Stock outstanding. As of that date, the Majority Shareholders held 19,529,369 shares of our Common Stock voted in favor of the Name Change, the Capital Stock Change and the Reverse Split, or approximately 66.84% of the total votes entitled to be cast by all holders of our Common Stock. The action by written consent approving the Name Change, the Capital Stock Change and the Reverse Split was dated May 27, 2014.

Dissenters’ Rights

In accordance with the Nevada Revised Statutes, our shareholders do not have dissenters’ or appraisal rights in connection with the Name Change, the Reverse Split and Capital Stock Change.

No Appraisal Rights

Shareholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Name Change, the Reverse Split and Capital Stock Change.

Certain Federal Income Tax Consequences

The Name Change, the Reverse Split and Capital Stock Change will not result in any impact on our shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Name Change, the Reverse Split and Capital Stock Change, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Name Change, the Reverse Split and Capital Stock Change.

4

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

NAME CHANGE

Summary

The Name Change directs our Board of Directors to undertake to change the name of the Company from ACRO, Inc. to TransAtlantic Capital Inc.

Reason for Reverse Split and Effect of Increasing the Number of Authorized Shares

The Company is has changes its direction and is now in the real estate investments, development and management for investors from around the world.  The name TransAtlantic Capital Inc. better describes our business model.

REVERSE SPLIT

Summary

The Reverse Split directs our Board of Directors to undertake a one-for-one-hundred-fifty (1-for-150) Reverse Split of our outstanding shares of Common Stock. Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split. Fractional shares will be rounded up to the nearest whole. Shareholders with under 100 shares will be rounder up to 100 shares.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

Reason for Reverse Split

The Reverse Stock Split is being undertaken in connection with our balance sheet clean up efforts in an attempt to compact our outstanding shares and increase our stock price to a meaningful level. It is the expectation of management that the Reverse Stock Split, in connection with our balance sheet clean up efforts will allow us to sustain a more appropriate value for our stock.

Principal Effects of the Reverse Split

If implemented, the principal effects of a reverse stock split would include the following:

The Common Stock resulting from the Reverse Split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The Reverse Split will be affected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. In addition, any shareholder that results in under one hundred shares will be rounded to one hundred shares.  The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. The actual number of shares required to convert or extinguish certain of the Company’s outstanding convertible debt will depend on the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

6

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is affected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

The Company has filed on May 28, 2014 with the Secretary of State of the State of Nevada certificate of change Pursuant to NRS-78.209. The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of the Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your new shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.  In addition, shareholders with under one hundred shares as a result of the split will be entitled to one hundred shares.

7

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 670,783,010 shares to approximately 699,804,483 shares.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

When the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

•	Every one hundred-fifty (150) outstanding shares of the Common Stock will be combined into one new share of Common Stock;

•	The number of shares of Common Stock issued and outstanding will be reduced proportionately;

•	The total number of shares of Common Stock the Company is authorized to issue will be unchanged;

CAPITAL STOCK CHANGE

Summary

The Capital Stock Change directs our Board of Directors to iundertake the adoption of an increase in the authorized capital stock of the Company from 700,000,000 shares with a par value of $0.001 all of which are designated as "Common Stock" to 750,000,000 shares with a par value of $0.001 of which 700,000,000 shares are designated as "Common Shares" and 50,000,000 shares are designated as "Preferred Shares".

Reason for Increasing the Number of Authorized Shares

The Capital Stock Change creates a second class of stock, the Preferred Shares.

The Board of Directors believes that the increase in the number of authorized shares, by crerating a Preferred Shares is in the best interests of the Company and its stockholders. The purpose of creating the Preferred Shares is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•	future acquisitions

•	investment opportunities

•	future financings and other corporate purposes

8

Following the effectiveness of the Articles of Amendment and the Certifcate of Change, when approved by FINRA, and subject to the rounding up of fractional shares to the nearest whole number and all shares under one hundred shares rounded to one hundred shares, our capitalization will change as follows and assuming the conversions above as of May 28, 2014:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	700,000,000	29,216,990	670,783,010	700,000,000	195,517	699,804,483

Preferred Stock	n/a	n/a	n/a	50,000,000	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:
Name of Owner	Title of Class	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Shares of Common Stock (2)	Percentage of Voting Rights

Joshua Griggs	Common Stock	6,509,790	(3)	22.28%	22.28%

Adrienne L. Lucas	Common Stock	13,019,579	(4)	44.56%	44.56%

Kandance W. Norris	Common Stock	0		0	0

Offers and Directors as a Group (3 persons)	Common Stock	19,529,369		66.84%	66.84%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities as of May 28, 2014.

(2)	Based on 29,216,990 shares of the Company’s common stock issued and outstanding as of May 28, 2014.

(3)	Mr. Joshua Griggs is the managing member of IMIR Management LLC which owns 6,509,790 common shares of the Company.

(4)	Adrienne L. Lucas represents the interest of NFA Securitiers L3C which owns 13,019,579 common shares of the Company

9

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer of director of the Company and the holder of shares of Common Stock as described above.

No director of the Company has indicated that he or she intends to oppose any of the actions proposed in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Date: August 25, 2014	By Order of the Board of Directors /s/ Joshua Griggs
Joshua Griggs